LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION aGREEMENT (this “Agreement”) is being entered into effective as of April 24, 2024 (the “Effective Date”), by and between INTERACTIVE STRENGTH, INC., a Delaware corporation (the “Borrower”), and VERTICAL INVESTORS, LLC, a Mississippi limited liability company (together with its successors or assigns, the “Lender”).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of February 1, 2024 (as amended heretofore, herein and hereafter, collectively, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Credit Agreement; together with any and all other documents and agreements evidencing, governing, securing or guaranteeing the Loan (as defined below), the “Loan Documents”), pursuant to which, among other things Lender made available to Borrower a term loan in the original principal amount of $7,968,977.74 (as amended, extended, modified, restated, renewed or otherwise changed, the “Loan”);

WHEREAS, as set forth in that certain Notice of Reservation of Rights letter dated as of February 28, 2024, certain non-compliances have occurred and exist under the Credit Agreement, to include, without limitation, the failure by Borrower to make the payments required on or about February 23, 2024 (collectively, the “Non-Compliances”);

WHEREAS, as of the Effective Date, the balance owed under the Loan is $8,066,472.62, made up of a principal balance of $7,957,863.06, accrued interest of $105,550.00, and late charges and fees of $250.00 (together with the Costs (as defined below) collectively, the “Loan Indebtedness”);

WHEREAS, pursuant to the Credit Agreement and the Loan Documents, Borrower is also responsible for paying Lender’s costs and expenses related to collection of the Loan, including without limitation, Lender’s attorneys’ fees (collectively, “Costs”);

WHEREAS, based on the Non-Compliances, Lender has the immediate right and ability to declare an Event of Default and exercise all rights and remedies available under the Loan Documents and applicable law to recover the Loan Indebtedness in full; and

WHEREAS, although Lender had no obligation to delay declaring an Event of Default and pursuing its remedies, as of the Effective Date, Lender has not declared an Event of Default under the Loan Documents, but has expressly reserved all rights and remedies available to Lender under the Credit Agreement the Loan Documents or otherwise, and Lender is willing to continue to act in accordance therewith and allow Borrower to continue its business operations and capital raising opportunities, provided that all parties hereto execute and deliver this Agreement and agree to be bound thereby.

NOW, THEREFORE, in consideration of these premises, the mutual agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of

1

which are hereby acknowledged and accepted, the parties, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.
Acknowledgement of Recitals. Borrower acknowledges and agrees that the foregoing “Recitals” are true, correct and complete.

2.
Reaffirmation of Loan Documents; Acknowledgment of Loan Indebtedness and Non-Compliances.

(a) Borrower reaffirms and ratifies all Loan Documents and affirms that the Loan Documents are strictly enforceable in accordance with their terms.

(b) Borrower acknowledges and agrees that it is indebted to Lender for repayment of the Loan Indebtedness. Borrower hereby reaffirms and ratifies the terms of the Loan Documents, as amended herein, and acknowledges that the Loan Documents constitute the legal, valid and binding obligation of Borrower in accordance with their respective terms. Borrower acknowledges that as of the date hereof it has no defense, counterclaim, offset, cross complaint, claim or demand of any kind or nature whatsoever (collectively, “Defensive Claims”) that can be asserted to reduce or eliminate all or any part of its liability to repay any Loan Indebtedness or other indebtedness of any kind to Lender or seek affirmative relief for damages of any kind or nature from Lender, which Defensive Claims arise out of or are related to the Loan Documents or Borrower’s relationship with Lender. To the extent that Borrower alleges that it holds any such Defensive Claims as of the Effective Date, Borrower acknowledges and agrees that Borrower fully, forever and irrevocably releases any such Defensive Claims against Lender. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower acknowledges that the Non-Compliances exist and are continuing, and that the Loan Indebtedness are presently due and owing in full.

3.
Acknowledgment of Security Interests. Borrower acknowledges the validity and enforceability of the security interests it granted to Lender in the Collateral and acknowledges that, to the best of its knowledge and consistent with its intent, any security interests it has granted to Lender are properly perfected and that Lender holds a first priority security interest in all Collateral to secure the Loan Indebtedness.

4.
Conditions Precedent. As conditions precedent to Lender’s agreement to its agreements hereunder, on or before the Effective Date, in addition to the conditions set forth in the recitals above, Borrower shall satisfy each of the following:

(a)
Delivery of Modification Documents. Execution, delivery, and, when appropriate, recording or filing of this Agreement and any and all other Loan Documents or amendments thereto that Lender may require, all in form and content satisfactory to Lender.
(b)
Amendment of Agreement Regarding Letter of Credit. Execution and delivery by S Interactive, LLC of that certain First Amendment to Agreement Regarding Letter of Credit, substantially in the form attached hereto as Exhibit A, in form and substance acceptable to Lender.
(c)
Other Instruments and Documents. Receipt by Lender of such additional legal opinions, certificates, proceedings, instruments, and other documents as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with all requirements of law, (ii) the truth and accuracy, as of the date of this Agreement, of the representations and warranties of Borrower contained herein and in the Loan Documents, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.
(d)
Payment of Fees and Expenses. Payment by Borrower of all expenses incurred by or due to Lender with respect to the accommodation of Borrower’s requests, this Agreement or the transactions contemplated herein, including, but not limited to, all accrued interest on the Loan (subject to the terms of this Agreement), commitment/origination fees, appraisal fees, engineering inspection fees, environmental audit fees, tax service monitoring fees, fees and taxes on the Loan Documents (including intangibles taxes and documentary stamp taxes), title insurance premiums, inspection fees, and fees and expenses of Lender’s counsel in an amount up to $27,500.00.
5.
Additional Covenants. In addition to and not in limitation of all terms and conditions of the Loan Documents, in order to induce Lender to enter into this Agreement, Borrower agrees as follows:

(a)
Accrual and Payment of Interest. Notwithstanding anything in the Credit Agreement to the contrary (including, without limitation, the definition of “Note Rate” and Section 2.5 of the Credit Agreement), beginning on and after February 24, 2024, which Borrower acknowledges shall result in the retroactive application to and from February 24, 2024, of the determination of interest, interest shall accrue on the Loan Indebtedness at the Default Rate. Notwithstanding that the Default Rate shall be used for interest accrual purposes, the monthly payments of interest (starting on April 30, 2024 and on the same day of each calendar month thereafter), Borrower shall make monthly payments in the amount of $60,000 to Lender. Any accrual of interest (as calculated at the Default Rate) that is in excess of the payment received shall be added to the principal balance of the Loan (with any payment thereof in excess of all interest and other amounts then due and owing, shall deduct the overall principal balance) and shall compound on a monthly basis so long as any portion of the Loan Indebtedness remains outstanding.

(b)
Principal Payments. Notwithstanding any other required payments, Borrower shall make mandatory principal payments simultaneously with the closing of all future capital raises by Borrower or any affiliate of Borrower (whether such capital raises are comprised of debt, equity, synthetic equity or otherwise). The first principal payment will be the greater of (i) $3,000,000 (such amount, the “Minimum Payment”) or (ii) 20% of the Net Capital Raise (as defined in the following sentence). For purposes of the foregoing sentence, the term “Net Capital Raise” shall mean the net amount raised from any source of debt, equity, synthetic equity instruments or otherwise less any reasonable, customary, and documented transaction-related expenses paid to third parties. At each capital raise thereafter (whether debt, equity, synthetic equity or otherwise), the mandatory principal payment to Lender shall be equal to 20% of the Net Capital Raise from any source, debt, equity, synthetic equity instruments or otherwise until the Loan Indebtedness are satisfied in full. All payments made pursuant to this paragraph shall be in addition to, and not in limitation or in substitute of, any interest payments otherwise required to be made to Lender pursuant to paragraph (a) above.

(c)
Preferred Equity Partial Conversion. In exchange for the 1,500,000 shares of Series A Preferred Stock of the Borrower issued to the Lender on March 29, 2024, such issuance to be accepted by the Lender on the Effective Date hereof, the principal amount of the Loan shall be reduced by $3,000,000 (such that after effecting such reduction, the outstanding principal amount of the Loan shall be deemed to be $4,957,863.06) as of the Effective Date. In connection therewith and as an additional condition precedent to this Agreement, Lender and Borrower will enter into that certain Loss Restoration Agreement in substantially the form attached hereto as Exhibit B, which henceforth and hereafter will be a Loan Document for all purposes, and which provides for certain adjustments of the Loan based on the Net Trade Value (as defined therein).

(d)
Stipulation Regarding Letter of Credit. Borrower acknowledges that Lender shall have no obligation to apply funds received under the Letter of Credit to reduce the principal amount of the Loan Indebtedness, but rather, any amounts actually received by Lender as a result of a draw or other advance under the Letter of Credit shall increase the amount of the Loan Indebtedness and be secured by the Collateral. As of the date hereof, the amount of such increase is $275,000 and shall increase with each additional receipt of funds from the Letter of Credit.

6.
No Waiver. Nothing in this Agreement shall be construed to waive any default existing as of the Effective Date, or to limit any rights that Lender may have against Borrower as a consequence of any default or Event of Default existing or arising under the Loan Documents. Borrower expressly agrees that the Non-Compliances shall not be deemed to have been waived, released or cured by virtue of the agreement of Lender to grant certain accommodations pursuant to the terms of this Agreement, or through the execution of this Agreement.

7.
Strict Compliance. This Agreement shall be deemed a Loan Document, and any violation hereof shall be an Event of Default under the Loan Documents. Lender will require strict compliance with the terms set forth herein and in the Loan Documents, as they may be amended or supplemented. Should any of the acknowledgements, warranties or representations of Borrower set forth herein be untrue or inaccurate in any material respect as of the date made, or should there be any default by Borrower under this Agreement or any Event of Default under the Loan Documents, Lender may immediately pursue collection of the Loan Indebtedness, including through the exercise or remedies against the Collateral.

8.
Collateral. Should Lender seek to exercise rights and remedies upon the occurrence of an Event of Default under any of the Loan Documents, Borrower will, if requested by Lender, cooperate with and assist Lender in the orderly liquidation of some or all of the Collateral, it being recognized that Lender has no obligation to receive or handle liquidation of any Collateral, or to liquidate the Collateral at all. Borrower agrees to cooperate fully and assist Lender in good faith in any effort of Lender to liquidate Collateral, including providing Lender access to all books and records related to the Collateral. The proceeds received by Lender from the sale, collection or other disposition of the Collateral shall be applied by Lender to the principal, interest, cost of sale, cost of preparation for sale, and expenses of collecting the Loan Indebtedness and disposing of the Collateral, including attorneys’ fees, with the manner, order and extent of such application to be in the sole discretion of Lender.

9.
Adequate Consideration. Borrower acknowledges and agrees that (i) prior to giving effect to this Agreement, the Non-Compliances authorized Lender to exercise certain rights and remedies to collect the Loan Indebtedness, (ii) Lender had no obligation to grant any accommodation in connection with the Loan or to refrain from the exercise of remedies, and (iii) the agreed accommodations granted by Lender hereunder and evidenced hereby under the terms described herein, constitute full and adequate consideration for the execution and delivery by Borrower of this Agreement.

10.
Representations and Warranties of Borrower. To induce Lender to enter into this Agreement and as partial consideration for the terms and conditions contained herein, Borrower ratifies all representations and warranties set forth in the Loan Documents, each and all of which shall survive the execution and delivery of this Agreement and all of the other documents executed in connection herewith.

11.
No Modification. Each of the Credit Agreement and the other Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Credit Agreement or the other Loan Documents to any other “Loan Documents” shall be deemed to be references to said documents, as amended hereby. Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, the Loan. Borrower acknowledges that it has no defenses or setoffs with respect to its obligations under the Loan Documents, as amended hereby.

12.
Release of Lender. To induce Lender to enter into this Agreement, effective as of the Effective Date, Borrower hereby releases, acquits and forever discharges Lender, including its agents, employees, representatives, attorneys, predecessors, successors and assigns (collectively, the “Released Lender Parties”), from any and all liabilities, claims, demands, actions, controversies, damages, costs, losses, suits, judgments, recoupments, counterclaims or demands, of every type, kind, nature, description or character, whether now existing or that could, might or may be claimed to exist, of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseeable or unforeseeable, or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown (collectively, “Claims”), that Borrower may have or claim to have as of the Effective Date against the Released Lender Parties, including any Claims arising under or in connection with the Loans, the Loan Documents, or this Agreement or any arrangements discussed herein; provided, that nothing herein shall release the Released Lender Parties of any obligations owed by Lender under this Agreement.

13.
Remedies Cumulative; No Waiver. The respective rights, powers and remedies of Lender in this Agreement and in the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Lender expressly reserves and preserves all of its rights and remedies.
14.
Reservation of Rights. Lender reserves any and all rights under the Loan Documents. Nothing herein shall constitute a waiver by Lender of any of its rights under the Loan Documents.
15.
Cooperation; Other Documents. At all times following the execution of this Agreement, Borrower shall execute and deliver, or shall cause to be executed and delivered, and shall do or cause to be done all such other acts and things as Lender may reasonably deem to be necessary or desirable to assure Lender of the benefit of this Agreement and the documents arising out of or related to this Agreement.
16.
Counsel. Borrower acknowledges that it has read and understands this Agreement, that it has had the ability to consult with an attorney of its own choosing before signing this Agreement, has been afforded an opportunity to deliberate as to whether to enter into this Agreement, that it understands the terms and effects of this Agreement, and that it executes this Agreement voluntarily.
17.
Integration; Effect. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof and all prior negotiations and representations relating thereto are merged herein. The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented or having the opportunity to be represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship. This Agreement is not intended to modify and does not modify the rights, remedies or obligations of Lender or Borrower pursuant to any loan or security agreement, guaranty or debt instrument, including the Loan Documents, except as expressly set forth herein. This Agreement shall inure to the benefit of, and be binding upon, the representatives, successors, heirs and assigns of the parties hereto, respectively. The parties each acknowledge that they have read and understand this Agreement and that they execute this Agreement voluntarily.

18.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

19.
Governing Law. This Agreement shall be governed in accordance with the internal laws of the State of Mississippi (without regard to conflict of law principles).

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Loan Modification Agreement to be duly executed effective as of the date first set forth above, even if actually executed on the date or dates indicated below.

BORROWER:

INTERACTIVE STRENGTH, INC., a Delaware corporation

By: /s/ Trent A. Ward

Trent A. Ward

Its: Chief Executive Officer

STATE OF __________________ )

COUNTY OF )

I, the undersigned Notary Public in and for said County in said State, hereby certify that Trent A. Ward, whose name as Chief Executive Officer of INTERACTIVE STRENGTH, INC., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the ____ day of April, 2024.

Notary Public

[NOTARIAL SEAL] My commission expires:

LENDER:

VERTICAL INVESTORS, LLC, a Mississippi limited liability company

By: Addicus Private Equity, LLC

Its: Manager

By: /s/ Stephen D. Miles

Stephen D. Miles

Its: Manager

EXHIBIT A

FIRST AMENDMENT TO AGREEMENT REGARDING LETTER OF CREDIT

(Attached hereto)

EXHIBIT B

LOSS RESTORATIONAGREEMENT

(Attached hereto)